MORTGAGE NOTE

$250,000.00                                                     October 24, 1997
                                                          Bloomington, Minnesota

      FOR VALUE RECEIVED, the undersigned, Infinite Graphics Incorporated, a Minnesota Corporation, (Obligor), promises to pay to the order of the Riverside Bank, (Bank), the sum of Two Hundred Fifty Thousand and no/100, ($250,000.00) Dollars together with interest on the unpaid principal balance at the rate provided below.

      The principal and interest on this Note are payable in installments due on the 15th day of each month (or the next business day thereafter if the such day is a holiday)("Payment Date") as follows:

      1.    Principal and Interest Payments

            Commencing November 15, 1997, and on each monthly Payment Date thereafter, the principal and interest payments shall be payable in an amount necessary to fully amortize the principal balance of this Note plus accrued interest thereon at the rate then in effect as provided herein, over a period of 10 years.

      2.    Interest Rates and Changes

            (a)   Interest Rate

The Interest rate of this Note shall be 2.00% above the Reference Interest Rate as such rate shall fluctuate from time to time computed on the basis of actual days elapsed in a year of 360 days.

            (b)   Reference Interest Rate

                  "Reference Interest Rate" shall mean the rate of interest announced from time to time by the First Bank National Association of Minneapolis as its reference rate.

            (c)   Initial Interest Rate

                  The Initial Interest Rate at which the Principal and Interest Payments are computed is 10.50 percent per annum.

      3.    Application of Payments

            All payments will be applied first to interest, with the balance to principal reduction.


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      4.    Maturity Date

            This Note shall be due and payable in full on October 15, 2000.

      It is expressly agreed that if any default is made in the payment of all or any part of the above installments, whether interest or principal, time being of the essence hereof, and such default shall continue for a period of 15 days after written notice thereof to Obligor, the Bank may, at its option, declare the entire unpaid principal balance, and any accrued interest thereon, immediately due and payable without notice. Failure to exercise this option shall not constitute a waiver of the right to exercise the option at a later date.

      The Obligor hereby waives presentment for payment, notice of nonpayment, protest and notice of protest, consents to the extension or renewal of this Note without notice, and agrees to pay, in the event of default hereunder, the costs of collection, including reasonable attorney's fees.

      This Note is executed together with that certain Loan Agreement of even date by and between the Obligor and the Bank, and this Note is subject to the provisions and entitled to the benefits thereof.

      This Note is secured by a first lien real estate mortgage on real estate located at 4611 East Lake Street, Minneapolis, MN.

                                       INFINITE GRAPHICS INCORPORATED
                                       By:  /s/ Clifford F. Stritch, Jr.
                                            Clifford F. Stritch, Jr.

                                       Its: Chief Executive Officer